Exhibit 77Q1(e) to ACWMF 05.31.2011 NSAR

Investment Subadvisory Agreement between American Century Investment
Management, Inc. and Templeton Investment Counsel, LLC, dated July 16,
2010 (filed electronically as Exhibit (d)(3) to Post-Effective
Amendment No. 51 to the Registrant’s Registration Statement on
March 30, 2011, File No. 33-39242 and incorporated herein by reference).